Filed Pursuant to Rule 424(b)(3)

Registration No. 333-263199

iCapital KKR Private Markets Fund

(the “Fund”)

Supplement dated April 12, 2023 to the

Prospectus and Statement of Additional Information (the “SAI”), dated June 8, 2022

IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

Upon the recommendation of iCapital Registered Fund Adviser LLC (the “Adviser”), the Board of Trustees (the “Board”) of iCapital KKR Private Markets Fund (the “Fund”) recently approved changes to the Fund’s name and principal investment strategy. The Fund’s current investment objective to seek long-term capital appreciation will not change. The changes will be effective after the close of business on June 12, 2023 (the “Effective Date”).

On the Effective Date, the Fund’s name will change to “iDirect Private Markets Fund”. Additionally, after the Effective Date, the Fund will invest, under normal circumstances, at least 80% of its assets in private equity investment interests of any type (“Investment Interests”). In addition, following a transition period (as described below), the Fund intends to invest approximately 90% of its total assets in direct access co-investments through or alongside private equity funds sponsored or managed by Kohlberg Kravis Roberts & Co. L.P. or an affiliate, Vista Equity Partners Management, LLC or an affiliate, or Warburg Pincus LLC or an affiliate.

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Accordingly, on the Effective Date, the Fund’s Prospectus and SAI will be revised as follows, subject to additional revisions as necessary or advisable, including in response to comments of the staff of the Securities and Exchange Commission:

1.	All references to iCapital KKR Private Markets Fund are replaced with iDirect Private Markets Fund.

2.	The section of the cover page of the Prospectus entitled “Investment Portfolio” is hereby replaced with the following:

The Fund intends to allocate at least 80% of its assets to private equity investment interests of any type (“Investment Interests”). Prior to June 12, 2023, the Fund’s name was “iCapital KKR Private Markets Fund” and the Fund had a policy to allocate at least 80% of its assets to Investments Interests sponsored or advised by KKR or an affiliate (the “Prior KKR Policy”). The Fund is in the process of transitioning its portfolio away from the Prior KKR Policy in order to allocate substantially all of its assets to Investment Interests sponsored or managed by Kohlberg Kravis Roberts & Co. L.P. or an affiliate (collectively, “KKR”), Vista Equity Partners Management, LLC or an affiliate (collectively, “Vista”), or Warburg Pincus LLC or an affiliate (collectively, “Warburg Pincus” and with KKR and Vista, the “Core Independent Managers”). Each Core Independent Manager has agreed to contribute $25 million into the Fund shortly after the Effective Date alongside existing Fund shareholders. Following this transition period, the Fund intends to (i) allocate approximately one-third of the value of its Investment Interests to each Core Independent Manager and (ii) invest approximately 10% of its total assets in more liquid securities for cash management purposes. The Fund may at any time determine not to allocate its assets to the Core Independent Managers and, instead, may determine to allocate its assets to Investment Interests not sponsored, advised by, or otherwise linked to, a Core Independent Manager and to mandates and asset classes not representative of private equity. For a further discussion of the Fund’s investment strategies, see “Investment Program.”

3.	All references to “Kohlberg Kravis Roberts & Co. L.P. or an affiliate” or “KKR” shall be understood to mean the “Core Independent Managers”, unless the context suggests otherwise.

4.	The second through eleventh paragraphs in the section of the Prospectus Summary entitled “Investment Program” is hereby replaced with the following:

The Fund intends to allocate at least 80% of its assets to private equity investment interests of any type (“Investment Interests”). Prior to June 12, 2023, the Fund’s name was “iCapital KKR Private Markets Fund” and the Fund had a policy to allocate at least 80% of its assets to Investments Interests sponsored or advised by KKR or an affiliate (the “Prior KKR Policy”). The Fund is in the process of transitioning its portfolio away from the Prior KKR Policy in order to allocate substantially all of its assets to Investment Interests sponsored or managed by Kohlberg Kravis Roberts & Co. L.P. or an affiliate (collectively, “KKR”), Vista Equity Partners Management, LLC or an affiliate (collectively, “Vista”), or Warburg Pincus LLC or an affiliate (collectively, “Warburg Pincus” and with KKR and Vista, the “Core Independent Managers”). Each Core Independent Manager has agreed to contribute $25 million into the Fund shortly after the Effective Date alongside existing Fund shareholders. Following this transition period, the Fund intends to (i) allocate approximately one-third of the value of its Investment Interests to each Core Independent Manager and (ii) invest approximately 10% of its total assets in more liquid securities for cash management purposes. The Fund may at any time determine not to allocate its assets to the Core Independent Managers and, instead, may determine to allocate its assets to Investment Interests not sponsored, advised by, or otherwise linked to, a Core Independent Manager and to mandates and asset classes not representative of private equity.

Following the transition period, the Fund intends to invest approximately 90% of its total assets in direct access co-investments (“Direct Access Co-Investments”) through or alongside private equity funds sponsored or managed by the Core Independent Managers. Direct Access Co-Investments are sourced from arrangements in which the Fund has the opportunity to invest in a Core Independent Manager’s buyout and growth equity investments globally on a deal-by-deal basis.

iCapital Registered Fund Adviser LLC, the Fund’s investment adviser (“iCapital RF Adviser” or the “Adviser”) believes that the Fund’s investment program will offer exposure to private equity investments for “accredited investors” who have not previously had access to Investment Interests managed by top-tier private equity firms such as the Core Independent Managers. The Adviser will allocate to Investment Interests that focus on buyout and growth equity investment styles across multiple geographic regions including North America, Asia and Europe. The Fund’s structure is intended to alleviate or mitigate a number of the investor burdens typically associated with private equity fund investing, such as funding capital calls on short notice, reinvesting distribution proceeds, meeting high investment minimums and receiving tax reporting on potentially delayed Schedule K-1s.

The combination of KKR, Vista and Warburg Pincus is intended to deliver complementary global exposure across buyout and growth equity. The Core Independent Managers invest in companies of varying sizes up to $5+ billion on a global basis, diversified across the business services, consumer, financial services, healthcare, industrials, and technology—particularly software—industries or sectors, among others. Together, the Core Independent Managers boast 125 years of experience with over 600 dedicated investment professionals based in 40 offices globally.

KKR is a leading global investment firm that manages investments across multiple styles including buyouts, growth equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own proprietary capital alongside the capital of its fund investors and brings opportunities to others through its capital markets business. KKR had approximately 1,800 employees as of December 31, 2022. KKR has 828 investment professionals and 130 private and growth equity professionals as of December 31, 2022. KKR conducts its business through offices around the world and across multiple countries and continents. Its geographic breadth provides KKR with a pre-eminent global platform for sourcing transactions, raising capital, and carrying out capital markets activities. KKR’s business offers a broad range of investment management services and provides capital markets services to the firm, its portfolio companies and third parties. Throughout its history, KKR has consistently been a leader in the private equity industry, having completed more than 400 private equity investments in portfolio companies with a total transaction value in excess of $650 billion.

Vista was formed in 2000 to pursue buyout transactions of enterprise software businesses and technology-enabled solutions companies. Since its founding, Vista has expanded both its personnel and product offerings. As of December 31, 2022, Vista, together with Vista Consulting Group ("VCG"), has over 610 employees, including over 190 investment professionals and over 100 VCG professionals. Vista manages a series of private equity funds pursuing buyout and strategic growth equity investments, a permanent capital fund that principally invests in operationally mature enterprise software businesses, credit funds which generally invest in the credit of enterprise software, data and technology-enabled companies and public equity market funds primarily focused on publicly traded securities, derivatives and similar instruments. In each case, these funds are generally focused on leveraging Vista’s substantial knowledge, experience and intellectual capital in the enterprise software, data and technology-enabled solutions business sectors. Throughout its 22-year history, Vista has cumulated approximately $95 billion in AUM (as of September 30, 2022). Globally, Vista is one of the largest and most active investment firms dedicated to investing in the enterprise software, data and technology-enabled solutions sector. From inception through September 30, 2022, Vista's private equity funds made 490 acquisitions in the sector, among the most of any company (financial sponsor or strategic).

Warburg Pincus was founded in 1966, raised its first fund in 1971 and has become one of the world’s largest global growth investment firms. Since inception, the firm’s goal has been to create scaled, durable, thriving businesses by making long-term investments, and its active portfolio companies are diversified by industry sector, geography and stage. The foundation of the firm’s investment strategy has always been identifying talented entrepreneurs and management teams aligned with investment team’s specific theses. These theses result from the firm’s focus on deepening its knowledge and experience through industry sector specialization. Warburg Pincus’ core industry sectors are Business Services, Energy Transition & Sustainability, Financial Services, Healthcare, Industrials, Technology and Real Estate. As of December 31, 2022, the firm has backed more than 1,055 portfolio companies across over 40 countries, deploying more than $108 billion in capital. Warburg Pincus has grown to more than 740 professionals, including over 90 Managing Directors and more than 200 other investment professionals who help manage the large scale of the firm, totaling more than $85 billion of assets under management.

The Core Independent Managers are not sponsors, promoters, advisers or affiliates of the Fund. There is no agreement or understanding between the Core Independent Managers and iCapital RF Adviser regarding the management of the investment program of the Fund. Past performance of Investment Interests sponsored or managed by the Core Independent Managers is not indicative of future results of those Investment Interests.

5.	The section of the Prospectus Summary entitled “Investment Program - Direct Access Co-Investments” is hereby replaced with the following:

Direct Access Co-Investments are sourced from arrangements in which the Fund has the opportunity to invest in a Core Independent Manager’s buyout and growth equity investments globally on a deal-by-deal basis. These arrangements will permit the Fund to make, directly or indirectly, certain private equity investments through or alongside private equity funds sponsored or managed by the Core Independent Managers. The Adviser will have discretion over the selection and sizing (subject to an investment cap and certain minimum investment thresholds) of each Direct Access Co-Investment. Once offered, a Core Independent Manager will have no role in approving the Fund’s participation in any specific Direct Access Co-Investment.

6.	The section of the Prospectus Summary entitled “Investment Program – Investment Strategies – Asset Allocation” is hereby replaced with the following:

The Adviser seeks to diversify the Fund’s assets across investment styles, geographic regions and lifecycles through Direct Access Co-Investments. While the Fund historically allocated a portion of its assets to primary investments, the Fund does not intend to going forward, with the exception of making certain commitments to one or more funds sponsored or managed by a Core Independent Manager in order to obtain access to certain Direct Access Co-Investments. Following the transition period, the Fund intends to allocate approximately one-third of the value of its Investment Interests to each Core Independent Manager. However, the Adviser may deviate from this one-third allocation to each Core Independent Manager from time to time. A portion of the Fund’s assets may be allocated to Investment Interests which are not sponsored or advised by a Core Independent Manager.

7.	The last bullet point of the section of the Prospectus Summary entitled “Risk Factors” is hereby replaced with the following:

Each of the Core Independent Manager’s personnel have no role in the Adviser’s investment process. Because the Fund allocates assets mainly to private equity investments sponsored or managed by the Core Independent Managers, the Core Independent Managers’ economic interest in the Adviser may create an incentive for the Adviser to favor the interests of the Core Independent Managers over the interests of the Fund in the assessment and selection of Investment Interests, the negotiation of terms, and the exercise of the Fund’s rights in Investment Interests associated with the Core Independent Managers. iCapital (as defined below) and/or its affiliates may advise and/or administer other funds that may allocate to Investment Interests advised by a Core Independent Manager or have other relationships with a Core Independent Manager, which may also give rise to a conflict of interest. The Adviser’s investment controls and policies and procedures may help mitigate these potential conflict of interests.

8.	The first paragraph of the section of the Prospectus Summary entitled “Potential Benefits of Investing in the Fund” is hereby replaced with the following:

By investing in the Fund, investors will have access to Investment Interests sponsored or managed by KKR, Vista, and Warburg Pincus. Through the Fund, “accredited investors” will have access to Investment Interests which typically are not available to the investing public, or which may otherwise restrict the number and type of persons whose money will be managed. Shareholders also avoid being subject to the high investment minimums typically imposed by private equity funds ranging between $5 million and $20 million. Furthermore, the Fund’s structure is intended to alleviate or mitigate a number of the investor burdens typically associated with private equity fund investing, such as funding capital calls on short notice and reinvesting distribution proceeds.

9.	The second paragraph of the section of the Prospectus Summary entitled “the Adviser” is hereby replaced with the following:

The Adviser, a registered investment adviser, is an indirect subsidiary of Institutional Capital Network, Inc. (“iCapital”). iCapital is a financial technology company that provides tech-based solutions for advisors, their high-net-worth client base, asset managers, and banks. It is assisted in this task by affiliates including a registered investment adviser, iCapital Advisors, LLC, that provides investment advisory services and investment administration to privately offered funds, and a registered broker-dealer that provides a range of broker-dealer services, including private placement of securities and distribution of the Fund’s shares. The Adviser is a Delaware limited liability company formed in 2020 that provides advisory services to the Fund, which is its only client. As of December 31, 2022, iCapital had platform assets of $152.1 billion. Each of the Core Independent Managers capitalized and owns economically 8% of the Adviser (with no voting rights). iCapital RFA Holding LLC (“iCapital RFA Holding”), a wholly owned subsidiary of iCapital, capitalized and owns more than 75% of the Adviser (with 100% of the voting rights). iCapital RFA Holding is solely responsible for the management and day to day operations of the Adviser.

10.	The language following the first paragraph in the section of the Prospectus entitled “Investment Program – Investment Objective” is hereby replaced with the following:

The Fund intends to allocate at least 80% of its assets to private equity investment interests of any type (“Investment Interests”). Prior to June 12, 2023, the Fund’s name was “iCapital KKR Private Markets Fund” and the Fund had a policy to allocate at least 80% of its assets to Investments Interests sponsored or advised by KKR or an affiliate (the “Prior KKR Policy”). The Fund is in the process of transitioning its portfolio away from the Prior KKR Policy in order to allocate substantially all of its assets to Investment Interests sponsored or managed by Kohlberg Kravis Roberts & Co. L.P. or an affiliate (collectively, “KKR”), Vista Equity Partners Management, LLC or an affiliate (collectively, “Vista”), or Warburg Pincus LLC or an affiliate (collectively, “Warburg Pincus” and with KKR and Vista, the “Core Independent Managers”). Each Core Independent Manager has agreed to contribute $25 million into the Fund shortly after the Effective Date alongside existing Fund shareholders. Following this transition period, the Fund intends to (i) allocate approximately one-third of the value of its Investment Interests to each Core Independent Manager and (ii) invest approximately 10% of its total assets in more liquid securities for cash management purposes. The Fund may at any time determine not to allocate its assets to the Core Independent Managers and, instead, may determine to allocate its assets to Investment Interests not sponsored, advised by, or otherwise linked to, a Core Independent Manager and to mandates and asset classes not representative of private equity.

Following the transition period, the Fund intends to invest approximately 90% of its total assets in direct access co-investments (“Direct Access Co-Investments”) through or alongside private equity funds sponsored or managed by the Core Independent Managers. Direct Access Co-Investments are sourced from arrangements in which the Fund has the opportunity to invest in a Core Independent Manager’s buyout and growth equity investments globally on a deal-by-deal basis.

iCapital Registered Fund Adviser LLC, the Fund’s investment adviser (“iCapital RF Adviser” or the “Adviser”) believes that the Fund’s investment program will offer exposure to private equity investments for “accredited investors” who have not previously had access to Investment Interests managed by top-tier private equity firms such as the Core Independent Managers. The Adviser will allocate to Investment Interests that focus on buyout and growth equity investment styles across multiple geographic regions including North America, Asia and Europe. The Fund’s structure is intended to alleviate or mitigate a number of the investor burdens typically associated with private equity fund investing, such as funding capital calls on short notice, reinvesting distribution proceeds, meeting high investment minimums and receiving tax reporting on potentially delayed Schedule K-1s.

The combination of KKR, Vista, and Warburg Pincus is intended to deliver complementary global exposure across buyout and growth equity. The Core Independent Managers invest in companies of varying sizes up to $5+ billion on a global basis, diversified across the business services, consumer, financial services, healthcare, industrials, and technology—particularly software—industries or sectors, among others. Together, the Core Independent Managers boast 125 years of experience with over 600 dedicated investment professionals based in 40 offices globally.

KKR is a leading global investment firm that manages investments across multiple styles including buyouts, growth equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own proprietary capital alongside the capital of its fund investors and brings opportunities to others through its capital markets business. KKR had approximately 1,800 employees as of December 31, 2022. KKR has 828 investment professionals and 130 private and growth equity professionals as of December 31, 2022. KKR conducts its business through offices around the world and across multiple countries and continents. Its geographic breadth provides KKR with a pre-eminent global platform for sourcing transactions, raising capital, and carrying out capital markets activities. KKR’s business offers a broad range of investment management services and provides capital markets services to the firm, its portfolio companies and third parties. Throughout its history, KKR has consistently been a leader in the private equity industry, having completed more than 400 private equity investments in portfolio companies with a total transaction value in excess of $650 billion.

Vista was formed in 2000 to pursue buyout transactions of enterprise software businesses and technology-enabled solutions companies. Since its founding, Vista has expanded both its personnel and product offerings. As of December 31, 2022, Vista, together with VCG, has over 610 employees, including over 190 investment professionals and over 100 VCG professionals. Vista manages a series of private equity funds pursuing buyout and strategic growth equity investments, a permanent capital fund that principally invests in operationally mature enterprise software businesses, credit funds which generally invest in the credit of enterprise software, data and technology-enabled companies and public equity market funds primarily focused on publicly traded securities, derivatives and similar instruments. In each case, these funds are generally focused on leveraging Vista’s substantial knowledge, experience and intellectual capital in the enterprise software, data and technology-enabled solutions business sectors. Throughout its 22-year history, Vista has cumulated approximately $95 billion in AUM (as of September 30, 2022). Globally, Vista is one of the largest and most active investment firms dedicated to investing in the enterprise software, data and technology-enabled solutions sector. From inception through September 30, 2022, Vista's private equity funds made 490 acquisitions in the sector, among the most of any company (financial sponsor or strategic).

Warburg Pincus was founded in 1966, raised its first fund in 1971 and has become one of the world’s largest global growth investment firms. Since inception, the firm’s goal has been to create scaled, durable, thriving businesses by making long-term investments, and its active portfolio companies are diversified by industry sector, geography and stage. The foundation of the firm’s investment strategy has always been identifying talented entrepreneurs and management teams aligned with investment team’s specific theses. These theses result from the firm’s focus on deepening its knowledge and experience through industry sector specialization. Warburg Pincus’ core industry sectors are Business Services, Energy Transition & Sustainability, Financial Services, Healthcare, Industrials, Technology and Real Estate. As of December 31, 2022, the firm has backed more than 1,055 portfolio companies across over 40 countries, deploying more than $108 billion in capital. Warburg Pincus has grown to more than 740 professionals, including over 90 Managing Directors and more than 200 other investment professionals who help manage the large scale of the firm, totaling more than $85 billion of assets under management.

The Core Independent Managers are not sponsors, promoters, advisers or affiliates of the Fund. There is no agreement or understanding between the Core Independent Managers and iCapital RF Adviser regarding the management of the investment program of the Fund. Past performance of Investment Interests sponsored or managed by the Core Independent Managers is not indicative of future results of those Investment Interests.

11.	The language following the first paragraph in the section of the Prospectus entitled “Investment Program – Direct Access Co-Investments” is hereby replaced with the following:

Direct Access Co-Investments are sourced from arrangements in which the Fund has the opportunity to invest in a Core Independent Manager’s buyout and growth equity investments globally on a deal-by-deal basis. This arrangement will permit the Fund to make, directly or indirectly, certain private equity investments through or alongside private equity funds sponsored or managed by the Core Independent Managers. These investments originate from the Core Independent Manager’s fund mandates that have been identified by the Adviser. The Adviser will have discretion over the selection and sizing (subject to an investment cap and certain minimum investment thresholds) of each Direct Access Co-Investment. Once offered, a Core Independent Manager will have no role in approving the Fund’s participation in any specific Direct Access Co-Investment.

12.	The second paragraph of the section of the Prospectus entitled “Management of the Fund - General” is hereby replaced with the following:

The Adviser, a registered investment adviser, is an indirect subsidiary of Institutional Capital Network, Inc. (“iCapital”). iCapital is a financial technology company that provides tech-based solutions for advisors, their high-net-worth client base, asset managers, and banks. It is assisted in this task by affiliates including a registered investment adviser, iCapital Advisors, LLC, that provides investment advisory services and investment administration to privately offered funds, and a registered broker-dealer that provides a range of broker-dealer services, including private placement of securities and distribution of the Fund’s shares. The Adviser is a Delaware limited liability company formed in 2020 that provides advisory services to the Fund, which is its only client. As of December 31, 2022, iCapital had platform assets of $152.1 billion. Each of the Core Independent Managers capitalized and owns economically 8% of the Adviser (with no voting rights). iCapital RFA Holding LLC (“iCapital RFA Holding”), a wholly owned subsidiary of iCapital, capitalized and owns more than 75% of the Adviser (with 100% of the voting rights). iCapital RFA Holding is solely responsible for the management and day to day operations of the Adviser.

13.	The section of the Prospectus currently entitled “Conflicts of Interest - KKR” is hereby replaced with the following:

Core Independent Managers

Because the Fund proposes to allocate substantially all of its assets to Investment Interests sponsored or managed by the Core Independent Managers, conflicts of interest may arise as a consequence of investment management and other financial advisory services in which a Core Independent Manager and its affiliates are engaged.

A Core Independent Manager’s affiliates will not act as “underwriter” or “principal underwriter” of the Fund’s securities, as those terms are defined in the 1940 Act.

Subject to certain conditions and limitations, each of the Core Independent Managers has agreed to provide the Adviser with certain types of information and access to Investment Interests, pursuant to agreements, to help enable the Adviser to invest the Fund’s assets in accordance with its strategy.

Each of the Core Independent Managers provides investment advisory services to Investment Funds in addition to those in which the Fund may invest, and their respective investment professionals may also provide investment and financial services for their proprietary accounts as well. Accordingly, each of the Core Independent Managers may have financial interests that diverge from those of the Investment Funds and conflicts of interest may arise in terms of their allocation of investment opportunities as well as their professional time between such managed Investment Funds and other clients and personal accounts.

Each of the Core Independent Managers is engaged in a broad spectrum of activities including sponsoring and managing private Investment Funds and other activities. Those activities may present conflicts if other Investment Funds either compete for the same investment opportunity or pursue investment mandates counter to each other.

14.	The first paragraph of the section of the SAI entitled “Investment Advisory, Sub-Advisory, Distribution and Licensing Agreements” is hereby replaced with the following:

iCapital Registered Fund Adviser LLC (“Adviser”) a registered investment adviser, is an indirect subsidiary of Institutional Capital Network, Inc. (“iCapital”). iCapital is a financial technology company that provides tech-based solutions for advisors, their high-net-worth client base, asset managers, and banks. It is assisted in this task by affiliates including a registered investment adviser, iCapital Advisors, LLC, that provides investment advisory services and investment administration to privately offered funds, and a registered broker-dealer that provides a range of broker-dealer services, including private placement of securities and distribution of the Fund’s shares. The Adviser is a Delaware limited liability company formed in 2020 that provides advisory services to the Fund, which is its only client. As of December 31, 2022, iCapital had platform assets of $152.1 billion. Each of the Core Independent Managers (as defined below) capitalized and owns economically 8% of the Adviser (with no voting rights). iCapital RFA Holding LLC (“iCapital RFA Holding”), a wholly owned subsidiary of iCapital, capitalized and owns more than 75% of the Adviser (with 100% of the voting rights). iCapital RFA Holding is solely responsible for the management and day to day operations of the Adviser.

15.	The section of the SAI entitled “Licensing” is hereby replaced with the following:

The Adviser has entered into a licensing agreement (the “Licensing Agreement”) with each of Kohlberg Kravis Roberts & Co. L.P. or an affiliate (collectively, “KKR”), Vista Equity Partners Management, LLC or an affiliate (collectively, “Vista”), or Warburg Pincus LLC or an affiliate (collectively, “Warburg Pincus” and together with KKR and Vista, the “Core Independent Managers”), pursuant to which each of the Core Independent Managers has granted the Adviser a license to use certain trade names, trademarks and/or service marks (the “Marks”) in connection with (i) the offering, marketing and promotion of the Fund and (ii) related disclosure. The Marks remain the sole and exclusive property of the respective Core Independent Manager and, under certain circumstances, any one of the Core Independent Managers may terminate the Licensing Agreement and prohibit the Fund from using the Marks.

16.	The section of the SAI currently entitled “KKR” is hereby replaced with the following:

Core Independent Managers

Because the Fund proposes to allocate assets to Investment Interests sponsored or managed by the Core Independent Managers, conflicts of interest may arise as a consequence of investment management and other financial advisory services in which a Core Independent Manager and its affiliates are engaged.

A Core Independent Manager’s affiliates will not act as “underwriter” or “principal underwriter” of the Fund’s securities, as those terms are defined in the 1940 Act.

Subject to certain conditions and limitations, each of the Core Independent Managers has agreed to provide the Adviser with certain types of information and access to Investment Interests, pursuant to agreements, to help enable the Adviser to invest the Fund’s assets in accordance with its strategy.

Each of the Core Independent Managers provides investment advisory services to Investment Funds in addition to those in which the Fund may invest, and their respective investment professionals may also provide investment and financial services for their proprietary accounts as well. Accordingly, each of the Core Independent Managers may have financial interests that diverge from those of the Investment Funds and conflicts of interest may arise in terms of their allocation of investment opportunities as well as their professional time between such managed Investment Funds and other clients and personal accounts.

Each of the Core Independent Managers is engaged in a broad spectrum of activities including sponsoring and managing private Investment Funds and other activities. Those activities may present conflicts if other Investment Funds either compete for the same investment opportunity or pursue investment mandates counter to each other.

Please retain this supplement for future reference.

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